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                                                                 Exhibit 10.(gg)

                        AMENDMENT TO EMPLOYMENT AGREEMENT

                  This Amendment to Employment Agreement ("Amendment"), is made as of this 10th day of January 2004 by and between MOOSA E. MOOSA (the "Employee") and PRESSTEK, INC., a Delaware corporation, its parents, subsidiaries, divisions, or affiliated entities, successors and assigns (the "Employer").

                              W I T N E S S E T H :

                  WHEREAS, the Employee and the Employer heretofore entered into that certain Employment Agreement dated as of December 31,2003 (the "Agreement") setting forth the terms and conditions pursuant to which the Employee is employed by the Employer.

                  WHEREAS, the Employee and the Employer desire to amend the Agreement;

                  NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and in the Agreement, the parties hereto do hereby covenant and agree as follows:

                  1. Defined Terms. Terms defined in the Agreement and delineated herein by initial capital letters shall have the same meaning ascribed thereto in the Agreement, except to the extent that the meaning of such term is specifically modified by the provisions hereof. In addition, other terms not defined in the Agreement but defined herein will, when delineated with initial capital letters, have the meanings ascribed thereto in this Amendment. Terms and phrases which are not delineated by initial capital letters shall have the meanings commonly ascribed thereto.

                  2.       Amendment.

                  (a) Effective from and after January 10, 2004, the first Paragraph of Section 6 of the Agreement shall be amended as follows:

6. Stock Option Grant; Participation in Stock Option, Retirement and Employee Benefit Plans; Fringe Benefits. Subject to the terms and conditions of the option agreement annexed to the Agreement as Exhibit A and the Employer's 1998 Stock Incentive Plan, the Employee shall be granted, on the date hereof (the "Grant Date"), options to purchase 60,000 shares of common stock of the Employer at a price per share equal to the fair market value of the shares on the Grant Date, such options to vest as follows: 25% on the first anniversary of the Grant Date, an additional 25% on the second anniversary of the Grant Date, an additional 25% on the third anniversary of the Grant Date and the remaining 25% on the fourth anniversary of the Grant Date (subject to the earlier vesting of the options, in their entirety, upon the execution by the Employer of a definitive agreement relating to a Trigger Event). For this purpose, "Trigger Event" shall

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mean (a) the sale by the Employer of all or substantially all of its assets, or
(b) the acquisition of a majority of the shares of common stock of the Employer by a third party pursuant to which holders of the Employer's common stock prior to such transaction receive equity securities or cash from the third party in exchange for their common stock of the Employer, and to be in the form of, and have such other terms and conditions as are set forth in the option agreement annexed to the Agreement as Exhibit A. However, nothing herein shall in any way affect the options previously granted to the Employee as described in Section 4 of his prior Employment Agreement with the Employer dated June 28, 2002.

                  (b) Effective from and after January 10, 2004, Section 9(b) of the Agreement shall be amended as follows:

                  (b) The Employee shall have no right to terminate his employment under this Agreement prior to the end of the Term of this Agreement, unless such termination is either for Good Reason (as described in Section 12(a) hereof) in connection with, or within one (1) and one-half years after, a Change in Control or approved by the Board of Directors of the Employer. In the event that the Employee violates this provision, or in the event that the Employee is terminated for Cause, the Employee shall be entitled to no further payments pursuant to this Agreement. However, nothing herein shall in any way affect the Employee's entitlement to indemnification under Paragraph 15 of the Agreement entitled "Legal Expenses" unless Employee is terminated by the Employer prior to the Term of this Agreement for "Cause" (as defined in Section 9(a)(iii) of the Agreement) and the reason for Employee's termination for "Cause" is related to the claim with respect to which indemnification is sought.

                  3. Effect of Amendment. Except as expressly amended by the provisions hereof, the terms and provisions contained in the Agreement shall continue to govern the rights and obligations of the parties. This Amendment and the Agreement shall be construed as one instrument.

                  4. Affirmation. Except as further amended hereby, the Agreement remains in full force and effect and is reaffirmed and ratified in its entirety hereby.

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                  IN WITNESS WHEREOF, the Employee and the Employer have
executed this Amendment in multiple counterparts as of the last day and year written below, but it is intended that this Amendment be effective as of the Effective Date.

                                            EMPLOYEE:

                                            Moosa E. Moosa
                                            ------------------------------------
                                            MOOSA E. MOOSA
                                            Date: January 10, 2004

                                            EMPLOYER:

                                            PRESSTEK, INC.

                                            By: /s/ Richard A. Williams
                                                --------------------------------
                                                Name:  Richard A. Williams
                                                Title: Chairman of the Board

                                            Date: January 10, 2004

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